NEWS RELEASE

CONTACT: Kenneth J. Wagner, SVP Investor Relations
Provident Financial Services, Inc.
(201) 915-5344
FOR RELEASE:  7:43 A.M. Eastern Time: October 23, 2008

         Provident Financial Services, Inc. Announces Quarterly Earnings
                      and Declares Quarterly Cash Dividend


JERSEY CITY, NJ, October 23, 2008 ---/PRNewswire/First Call/ - Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported basic and diluted earnings per share of $0.23 for the quarter ended September 30, 2008, compared to basic and diluted earnings per share of $0.14 for the quarter ended September 30, 2007. Basic and diluted earnings per share were $0.61 for the nine months ended September 30, 2008, compared to basic and diluted earnings per share of $0.55 for the nine months ended September 30, 2007. Net income for the three months ended September 30, 2008 totaled $13.2 million, compared to $8.3 million reported for the same period in 2007. Net income was $34.2 million for the nine months ended September 30, 2008, compared to $32.7 million for the same period in 2007.

Earnings and per share data for the nine months ended September 30, 2008 reflect severance costs totaling $503,000, net of tax, recognized during the second quarter of 2008. In addition, the Company recorded other-than-temporary impairment charges on investments in a debt security issued by Lehman Brothers Holdings, Inc. and the common stock of two publicly-traded financial institutions totaling $869,000, net of tax, during the quarter ended September 30, 2008. Results for the nine months ended September 30, 2008, were also impacted by a $180,000 net after-tax gain recorded in connection with the ownership and mandatory redemption of a portion of the Company's Class B Visa, Inc. shares as part of Visa's initial public offering in the first quarter of 2008, and a $175,000 net after-tax gain resulting from the sale of a branch office in the first quarter of 2008.

Earnings and per share data for the three and nine months ended September 30, 2007 were impacted by severance charges totaling $1.9 million, net of tax. Earnings and per share data for the nine months ended September 30, 2007 were further impacted by the settlement of an insurance claim which resulted in a recovery of $3.5 million, net of tax, related to a fraud loss that occurred and was recognized in 2002, and one-time expenses of $246,000, net of tax, related to the April 1, 2007 acquisition of First Morris Bank & Trust ("First Morris").

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "Our third quarter operating results reflect the basic strategies of our business: expanding net interest margin, managing overhead expenses, adhering to conservative lending standards and maintaining our well-capitalized status, as defined by our regulators. We neither originate nor hold any sub-prime mortgages, trust preferred securities, or common or preferred stock issued by Fannie Mae or Freddie Mac. In comparison to the trailing quarter, our results also reflect growth in total loans outstanding, growth in total core deposits and improvement in our efficiency ratio. We remain mindful of the unsettled economic environment, and, in response, have made prudent and appropriate additions to our loan loss allowance. At the same time, we have maintained our ability and willingness to lend to quality borrowers, as well as our commitment to enhancing core customer relationships. We believe these are the appropriate strategies for achieving earnings momentum and returning long-term stockholder value."

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.11 per common share payable on November 28, 2008, to stockholders of record as of the close of business on November 14, 2008.

Balance Sheet Summary

Total assets increased to $6.45 billion at September 30, 2008, compared to $6.36 billion at December 31, 2007, due primarily to increases in loans and securities available for sale.

Total investments increased $62.1 million, or 5.3%, during the nine months ended September 30, 2008. The increase included $55.2 million of residential mortgage loan pools that were securitized by the Company in the first quarter of 2008 and are held as securities available for sale.

The Company's net loans increased $79.3 million, or 1.9%, to $4.33 billion at September 30, 2008, from $4.26 billion at December 31, 2007, as year-to-date loan originations and purchases more than offset the securitization of $55.2 million of conforming one- to four-family 30-year fixed-rate residential mortgage loans during the first quarter of 2008. Loan originations totaled $952.6 million and loan purchases totaled $228.4 million for the nine months ended September 30, 2008. Compared with December 31, 2007, commercial mortgage and multi-family loans increased $136.9 million, and residential mortgage loans increased $81.9 million, while construction loans decreased $80.1 million, commercial loans decreased $40.4 million, and consumer loans decreased $17.5 million. Commercial real estate, construction and commercial loans represented 44.7% of the loan portfolio at September 30, 2008, compared to 45.2% at December 31, 2007.

At September 30, 2008, the Company's unfunded loan pipeline totaled $728.9 million, including $238.0 million in commercial loan commitments, $119.6 million in construction loan commitments and $93.2 million in commercial mortgage commitments. The unfunded loan pipeline at June 30, 2008 was $763.4 million.

Total deposits decreased $88.9 million, or 2.1%, during the nine months ended September 30, 2008, however core deposits increased $51.8 million, or 2.0%, to $2.64 billion at September 30, 2008. Total deposits were $4.14 billion at September 30, 2008, with core deposits, consisting of savings and demand deposit accounts, representing 63.8% of total deposits. Borrowed funds increased $169.7 million, or 15.8%, during the nine months ended September 30, 2008.

Common stock repurchases for the nine months ended September 30, 2008 totaled 101,000 shares at an average cost of $14.30 per share. At September 30, 2008, book value per share and tangible book value per share were $17.04 and $8.38, respectively, compared with $16.78 and $8.05, respectively, at December 31, 2007.

Results of Operations

Net Interest Margin

The net interest margin increased 17 basis points to 3.27% for the quarter ended September 30, 2008, from 3.10% for the quarter ended June 30, 2008. The net interest margin for the quarter ended September 30, 2008 increased 30 basis points compared with the net interest margin of 2.97% for the quarter ended September 30, 2007. The weighted average yield on interest-earning assets was 5.51% for the three months ended September 30, 2008, compared with 5.50% for the trailing quarter and 5.87% for the three months ended September 30, 2007. The weighted average cost of interest-bearing liabilities was 2.55% for the quarter ended September 30, 2008, compared with 2.74% for the trailing quarter and 3.34% for the third quarter of 2007.

For the nine months ended September 30, 2008, the net interest margin was 3.08%. This was an increase of 8 basis points compared with the net interest margin of 3.00% for the nine months ended September 30, 2007. The weighted average yield on interest-earning assets was 5.54% for the nine months ended September 30, 2008, compared with 5.80% for the nine months ended September 30, 2007. The weighted average cost of interest-bearing liabilities was 2.80% for the nine months ended September 30, 2008, compared with 3.25% for the same period in 2007.

The average cost of interest-bearing deposits for the three months ended September 30, 2008 was 2.19%, compared with 2.41% for the trailing quarter and 3.17% for the same period last year. The average cost of borrowings for the three months ended September 30, 2008 was 3.62%, compared with 3.84% for the trailing quarter and 4.16% for the same period last year.

The average cost of interest-bearing deposits for the nine months ended September 30, 2008 was 2.49%, compared with 3.06% for the same period last year. The average cost of borrowings for the nine months ended September 30, 2008 was 3.83%, compared with 4.17% for the same period last year.

Non-Interest Income

Non-interest income totaled $7.8 million for the quarter ended September 30, 2008, a decrease of $298,000 compared to the same period in 2007. Net losses on securities transactions totaled $966,000 for the quarter ended September 30, 2008, compared with net gains of $2,000 for the same period last year. The net securities losses for the current quarter included $1.4 million of other-than-temporary impairment charges recognized on investments in a debt security issued by Lehman Brothers Holdings, Inc. and the common stock of two publicly-traded financial institutions. Partially offsetting the net securities losses, fee income for the quarter ended September 30, 2008 increased $846,000, or 13.1%, compared to the same period in 2007, primarily as a result of increases in the value of equity fund holdings. In addition, other income declined $157,000 for the quarter ended September 30, 2008, compared with the same period in 2007, as a result of a non-recurring gain on the sale of real estate recognized in 2007.

For the nine months ended September 30, 2008, non-interest income totaled $23.2 million, a decrease of $6.8 million, or 22.6%, compared to the same period in 2007. In 2007, the Company recorded a one-time gain on an insurance settlement of $5.9 million, before taxes, related to the resolution of previously disclosed litigation. In addition, net losses on securities transactions totaled $565,000 for the nine months ended September 30, 2008, compared with net losses of $61,000 for the same period in 2007.

Non-Interest Expense

For the three months ended September 30, 2008, non-interest expense decreased $3.7 million, or 10.5%, to $32.0 million, compared to $35.7 million for the three months ended September 30, 2007. For the three months ended September 30, 2008, compensation and benefits expense decreased $4.3 million, compared with the same period in 2007. Compensation and benefits expense decreased as a result of previous staff reductions and lower stock-based compensation costs. The Company recorded $3.2 million in severance charges during the quarter ended September 30, 2007. Amortization of intangibles decreased $304,000 for the three months ended September 30, 2008, compared with the same period in 2007, as a result of scheduled reductions in the amortization of core deposit intangibles. Partially offsetting these decreases, other operating expenses increased $427,000 for the quarter ended September 30, 2008, compared with the same period in 2007, due primarily to expenses related to foreclosed assets.

For the nine months ended September 30, 2008, non-interest expense decreased $2.0 million, or 2.0%, to $97.2 million, compared to $99.2 million for the nine months ended September 30, 2007. Compensation and benefits expense decreased $4.0 million, as a result of previous staff reductions and lower stock-based compensation costs. The Company incurred $773,000 in pre-tax severance costs during the second quarter of 2008, compared with $3.2 million in severance charges recognized during the quarter ended September 30, 2007. Advertising costs decreased $352,000 for the nine months ended September 30, 2008, compared with the same period in 2007, as prior year costs included charges related to the First Morris acquisition. Amortization of intangibles decreased $209,000 for the nine months ended September 30, 2008, compared with the same period in 2007, as a result of scheduled reductions in the amortization of core deposit intangibles. Partially offsetting these decreases, other operating expenses increased $1.4 million for the nine months ended September 30, 2008, compared with the same period in 2007, due to increases in several categories, including an expense of $356,000 associated with the Company's proportionate share of a litigation reserve established by Visa, as well as increases in attorney fees and costs associated with foreclosed assets. Net occupancy expense increased $1.2 million for the nine months ended September 30, 2008, compared with the same period in 2007, due primarily to the addition of nine branch locations in connection with the acquisition of First Morris.

The Company's annualized non-interest expense as a percentage of average assets improved to 1.98% for the quarter ended September 30, 2008, compared with 2.30% for the same period in 2007. For the nine months ended September 30, 2008, non-interest expense as a percentage of average assets was 2.04%, compared with 2.21% for the same period in 2007. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) improved to 60.16% for the quarter ended September 30, 2008, compared with 75.41% for the same period in 2007. For the nine months ended September 30, 2008, the efficiency ratio was 64.66%, compared with 67.65% for the same period in 2007.

Asset Quality

Total non-performing loans at September 30, 2008 were $35.3 million, or 0.81% of total loans, compared with $34.6 million, or 0.81% of total loans at December 31, 2007, and $11.0 million, or 0.26% of total loans at September 30, 2007. At September 30, 2008, the Company's allowance for loan losses was 0.99% of total loans, compared with 0.95% of total loans at December 31, 2007, and 0.89% of total loans at September 30, 2007. The Company recorded provisions for loan losses of $3.8 million and $6.6 million for the three and nine months ended September 30, 2008, respectively, compared with provisions of $1.3 million and $2.8 million for the three and nine months ended September 30, 2007, respectively. For the three and nine months ended September 30, 2008, the Company had net charge-offs of $1.6 million and $4.1 million, respectively, compared with net charge-offs of $473,000 and $468,000 for the same periods in 2007. The allowance for loan losses increased $2.5 million, to $43.3 million at September 30, 2008, from $40.8 million at December 31, 2007. The increase in the loan loss provision for the three and nine months ended September 30, 2008, compared with the same periods in 2007, was attributable to an increase in non-performing loans, growth in the loan portfolio, and an increase in commercial loans as a percentage of the loan portfolio to 44.7% at September 30, 2008, from 44.0% at September 30, 2007, as well as ongoing uncertainty with respect to general economic conditions. At September 30, 2008, the Company held $3.6 million of foreclosed assets, compared with $1.0 million at December 31, 2007, and $5.9 million at June 30, 2008. The increase in foreclosed assets at September 30, 2008, compared with December 31, 2007, was primarily attributable to one commercial real estate line of credit secured by a number of properties that was previously classified as impaired.

Income Tax Expense

For the three months ended September 30, 2008, the Company's income tax expense was $4.2 million, compared with $2.1 million for the same period in 2007. For the nine months ended September 30, 2008, the Company's income tax expense was $12.3 million, compared with $11.9 million for the same period in 2007. The increase in income tax expense was primarily attributable to increased income before income taxes. For the three and nine months ended September 30, 2008, the Company's effective tax rates were 24.2% and 26.5%, respectively, compared with 20.2% and 26.7% for the three and nine months ended September 30, 2007, respectively. The effective tax rates for the three and nine months ended September 30, 2008 were favorably impacted by the utilization of capital losses on securities transactions. The effective tax rates for the three and nine months ended September 30, 2007 reflected a larger proportion of the Company's income being derived from tax-exempt sources, primarily as a result of lower pre-tax income in 2007 due to $3.2 million in severance charges recorded during the quarter ended September 30, 2007.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products. The Bank currently operates 83 full service branches throughout northern and central New Jersey.


Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on October 23, 2008 regarding highlights of the Company's third quarter 2008 financial results. The call may be accessed by dialing 1-800-860-2442 (Domestic) or 1-412-858-4600 (International). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
              September 30, 2008 (Unaudited) and December 31, 2007
                             (Dollars in Thousands)

                            Assets                                      September 30, 2008              December 31, 2007
                                                                 --------------------------------- ----------------------------


Cash and due from banks                                         $                     84,970      $                83,737
Federal funds sold                                                                        --                       18,000
Short-term investments                                                                 3,664                       38,892
                                                                 --------------------------------- ----------------------------
                  Total cash and cash equivalents                                     88,634                      140,629
                                                                 --------------------------------- ----------------------------

Investment securities held to maturity (market value of
        $347,193 at September 30, 2008 (unaudited) and
        $359,666 at December 31, 2007)                                               354,112                      358,491
Securities available for sale, at fair value                                         832,659                      769,615
Federal Home Loan Bank stock                                                          43,149                       39,764

Loans                                                                              4,378,148                    4,296,291
        Less allowance for loan losses                                                43,329                       40,782
                                                                 --------------------------------- ----------------------------
                  Net loans                                                        4,334,819                    4,255,509
                                                                 --------------------------------- ----------------------------

Foreclosed assets, net                                                                 3,556                        1,041
Banking premises and equipment, net                                                   77,078                       79,138
Accrued interest receivable                                                           23,587                       24,665
Intangible assets                                                                    516,031                      520,722
Bank-owned life insurance                                                            125,654                      121,674
Other assets                                                                          51,826                       48,143
                                                                 --------------------------------- ----------------------------
                  Total assets                                  $                  6,451,105      $             6,359,391
                                                                 ================================= ============================

             Liabilities and Stockholders' Equity
Deposits:
        Demand deposits                                         $                  1,732,534      $             1,553,625
        Savings deposits                                                             904,596                    1,031,725
        Certificates of deposit of $100,000 or more                                  431,744                      480,362
        Other time deposits                                                        1,067,003                    1,159,108
                                                                 --------------------------------- ----------------------------
                  Total deposits                                                   4,135,877                    4,224,820

Mortgage escrow deposits                                                              19,648                       18,075
Borrowed funds                                                                     1,244,794                    1,075,104
Other
liabilities                                                                           35,218                       40,598
                                                                 --------------------------------- ----------------------------
                  Total liabilities                                                5,435,537                    5,358,597
                                                                 --------------------------------- ----------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                --                            --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  83,209,293 shares issued and 59,609,837 shares outstanding at
  September 30, 2008, and 59,646,936 shares outstanding at
  December 31, 2007                                                                       832                         832
Additional paid-in capital                                                          1,013,080                   1,009,120
Retained earnings                                                                     451,856                     437,503
Accumulated other comprehensive income                                                    186                       4,335
Treasury stock at cost                                                               (384,852)                   (383,407)
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                      (65,534)                    (67,589)
Common Stock acquired by the Directors' Deferred Fee Plan                              (7,690)                     (7,759)
Deferred compensation - Directors' Deferred Fee Plan                                    7,690                       7,759
                                                                  -------------------------------- ----------------------------
                  Total stockholders' equity                                        1,015,568                   1,000,794
                                                                  -------------------------------- ----------------------------
                  Total liabilities and stockholders'
                      equity                                    $                   6,451,105     $             6,359,391
                                                                  ================================ ============================

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                        Consolidated Statements of Income
       Three and Nine Months Ended September 30, 2008 and 2007 (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)

                                                         Three Months Ended                Nine Months Ended
                                                            September 30,                    September 30,
                                                    ------------------------------  ---------------------------------
                                                        2008            2007            2008              2007
                                                    -------------  ---------------  --------------   ----------------
                                                             (Unaudited)                      (Unaudited)
Interest income:
 Real estate secured loans                        $     42,465           42,791        124,406            125,315
 Commercial loans                                       10,665           11,547         32,568             29,880
 Consumer loans                                          9,106           10,227         27,932             29,061
 Investment securities                                   3,606            3,802         10,860             11,664
 Securities available for sale                          10,770            9,418         32,372             28,614
 Other short-term investments                               26               37            329                115
 Federal funds                                              --                5            164                110
                                                    -------------  ---------------  --------------   ----------------
                   Total interest income                76,638           77,827        228,631            224,759
                                                    -------------  ---------------  --------------   ----------------

Interest expense:
 Deposits                                               20,133           30,307         68,945             83,663
 Borrowed funds                                         11,154            8,237         32,577             24,501
                                                    -------------  ---------------  --------------   ----------------
                   Total interest expense               31,287           38,544        101,522            108,164
                                                    -------------  ---------------  --------------   ----------------
                   Net interest income                  45,351           39,283        127,109            116,595

Provision for loan losses                                3,800            1,300          6,600              2,800
                                                    -------------  ---------------  --------------   ----------------

                   Net interest income after
                   provision for loan losses            41,551           37,983        120,509            113,795
                                                    -------------  ---------------  --------------   ----------------

Non-interest income:
 Fees                                                    7,281            6,435         18,287             18,599
 Gain on insurance settlement                               --               --             --              5,947
 Bank-owned life insurance                               1,320            1,339          3,980              4,026
 Net (loss) gain on securities transactions               (966)               2           (565)               (61)
 Other income                                              140              297          1,525              1,490
                                                    -------------  ---------------  --------------   ----------------
                   Total non-interest income             7,775            8,073         23,227             30,001
                                                    -------------  ---------------  --------------   ----------------

Non-interest expense:
 Compensation and employee benefits                     16,591           20,842         50,768             54,784
 Net occupancy expense                                   5,195            4,938         15,626             14,451
 Data processing expense                                 2,296            2,249          6,903              6,913
 Amortization of intangibles                             1,373            1,677          4,706              4,915
 Advertising and promotion                               1,160            1,089          2,989              3,341
 Other operating expenses                                5,343            4,916         16,210             14,775
                                                    -------------  ---------------  --------------   ----------------
                   Total non-interest expense           31,958           35,711         97,202             99,179
                                                    -------------  ---------------  --------------   ----------------
                   Income before income tax             17,368           10,345         46,534             44,617
                   expense
Income tax expense                                       4,205            2,085         12,325             11,932
                                                    -------------  ---------------  --------------   ----------------
                   Net income                     $     13,163           $8,260         34,209            $32,685
                                                    =============  ===============  ==============   ================

Basic earnings per share                          $       0.23           $ 0.14           0.61            $  0.55
Average basic shares outstanding                    56,078,691       58,968,076     56,006,174         59,787,076

Diluted earnings per share                        $       0.23           $ 0.14           0.61            $  0.55
Average diluted shares outstanding                  56,078,870       58,968,076     56,006,234         59,787,076

                       PROVIDENT FINANCIAL SERVICES, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except share data) (Unaudited)

                                                           At or for the Three           At or for the Nine
                                                               Months Ended                 Months Ended
                                                              September 30,                 September 30,
                                                   ----------------------------------------------------------------
                                                           2008          2007             2008              2007
                                                           ----          ----             ----              ----
INCOME STATEMENT:
Net interest income                                     $45,351         $39,283       $127,109         $116,595
Provision for loan losses                                 3,800           1,300          6,600            2,800
Non-interest income                                       7,775           8,073         23,227           30,001
Non-interest expense                                     31,958          35,711         97,202           99,179
Income before income tax expense                         17,368          10,345         46,534           44,617
Net income                                               13,163           8,260         34,209           32,685
Basic earnings per share                                  $0.23           $0.14          $0.61            $0.55
Diluted earnings per share                                $0.23           $0.14          $0.61            $0.55
Interest rate spread                                      2.96%           2.53%          2.74%            2.55%
Net interest margin                                       3.27%           2.97%          3.08%            3.00%

PROFITABILITY:
Annualized return on average assets                       0.82%           0.53%          0.72%            0.73%
Annualized return on average equity                       5.17%           3.18%          4.53%            4.22%
Annualized non-interest expense to average assets         1.98%           2.30%          2.04%            2.21%
Efficiency ratio (1)                                     60.16%          75.41%         64.66%           67.65%

ASSET QUALITY:
Non-accrual loans                                                                      $35,281          $11,023
Non-performing loans                                                                    35,281           11,023
Foreclosed assets                                                                        3,556              600
Non-performing loans to
    total loans                                                                          0.81%            0.26%
Non-performing assets to
    total assets                                                                         0.60%            0.19%
Allowance for loan losses                                                              $43,329          $37,591
Allowance for loan losses to
    non-performing loans                                                               122.81%          341.02%
Allowance for loan losses to
    total loans                                                                          0.99%            0.89%

AVERAGE BALANCE SHEET DATA:
Assets                                               $6,419,753      $6,159,799     $6,365,479       $6,008,416
Loans, net                                            4,293,132       4,117,244      4,244,900        3,975,486
Earning assets                                        5,548,275       5,283,844      5,501,514        5,174,565
Core deposits                                         2,636,521       2,580,743      2,611,346        2,469,072
Borrowings                                            1,227,084         785,760      1,136,553          785,636
Interest-bearing liabilities                          4,889,180       4,580,544      4,837,484        4,443,964
Stockholders' equity                                  1,012,422       1,029,610      1,009,190        1,036,157
Average yield on interest-earning assets                  5.51%           5.87%          5.54%            5.80%
Average cost of interest-bearing liabilities              2.55%           3.34%          2.80%            3.25%

Notes
(1) Efficiency Ratio Calculation

                                                         Three Months Ended               Nine Months Ended
                                                            September 30,                  September 30,
                                                            -------------                  -------------
                                                            2008           2007           2008             2007
                                                            ----           ----           ----             ----
Net interest income                                      $45,351        $39,283       $127,109         $116,595
Non-interest income                                        7,775          8,073         23,227           30,001
                                                           -----          -----         ------           ------
Total income                                             $53,126        $47,356       $150,336         $146,596
                                                         =======        =======       ========         ========

Non-interest expense                                     $31,958        $35,711        $97,202          $99,179
                                                         =======        =======        =======          =======

    Expense/Income:                                       60.16%         75.41%         64.66%           67.65%
                                                          ======         ======         ======           ======

                                       8

Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS


(Unaudited) (Dollars in thousands)                       September 30, 2008                              June 30, 2008
                                              ------------------------------------------    ----------------------------------------
                                                Average                      Average           Average                   Average
                                                Balance        Interest    Yield/Cost          Balance     Interest    Yield/Cost
                                              ------------------------------------------    ----------------------------------------
Interest-Earning Assets:
     Federal Funds Sold and
     Other Short-Term Investments            $     4,651     $      26           2.28    % $     12,227   $     93           3.05  %
     Investment Securities (1)                   354,603         3,606           4.07           354,012      3,601           4.07
     Securities Available for Sale               854,981        10,212           4.78           887,401     10,557           4.76
     Federal Home Loan Bank Stock                 40,908           558           5.43            34,537        758           8.83
     Net Loans (2)
Total Mortgage Loans                           3,001,010        42,465           5.65         2,901,165     40,554           5.60
Total Commercial Loans                           670,535        10,665           6.33           679,636     10,621           6.29
Total Consumer Loans                             621,587         9,106           5.83           623,037      9,147           5.90
                                              -------------   -----------                   ------------- -----------
Total Interest-Earning Assets                  5,548,275        76,638           5.51         5,492,015     75,331           5.50
                                                              ----------- --------------                   ---------- --------------

Non-Interest Earning Assets:
     Cash and Due from Banks                      84,333                                         74,823
     Other Assets                                787,145                                        784,470
                                              -------------                                 --------------
Total Assets                                 $ 6,419,753                                   $  6,351,308
                                              =============                                 ==============

Interest-Bearing Liabilities:
     Demand Deposits                         $ 1,249,566         5,725           1.82    % $  1,178,700      5,110           1.74  %
     Savings Deposits                            920,365         2,273           0.98           965,877      2,446           1.02
     Time Deposits                             1,492,165        12,135           3.24         1,570,383     14,666           3.76
                                              -------------   -----------                   -------------- ----------
Total Deposits                                 3,662,096        20,133           2.19         3,714,960     22,222           2.41

Total Borrowings                               1,227,084        11,154           3.62         1,102,742     10,540           3.84
                                              -------------   -----------                   -------------- ----------
Total Interest-Bearing Liabilities             4,889,180        31,287           2.55         4,817,702     32,762           2.74
                                                              ----------- --------------                   ---------- --------------

Non-Interest Bearing Liabilities                 518,151                                        524,333
                                              -------------                                 --------------
Total Liabilities                              5,407,330                                      5,342,035
Stockholders' Equity                           1,012,422                                      1,009,273
                                              -------------                                 --------------
Total Liabilities & Stockholders'
Equity                                       $ 6,419,753                                   $  6,351,308
                                              =============                                 ==============

Net interest income                                          $  45,351                                    $ 42,569
                                                              ===========                                  ==========

Net interest rate spread                                                         2.96    %                                   2.76  %
                                                                                 ====                                        ====
Net interest-earning assets                  $   659,095                                   $    674,313
                                              =============                                 ==============
Net interest margin (3)                                                          3.27    %                                   3.10  %
                                                                                 ====                                        ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.13  x                                        1.14  x


------------------------------------------------------------------------------------------------------------------------------------

(1)  Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.

(3)  Annualized net interest income divided by average interest-earning assets.

The following table summarizes the net interest margin for the previous year, inclusive.

                                                 9/30/08          6/30/08         3/31/08         12/31/07         9/30/07
                                                 3rd Qtr.         2nd Qtr.        1st Qtr.        4th Qtr.         3rd Qtr.
                                                 --------         --------        --------        --------         --------
Interest-Earning Assets:
 Securities                                          4.59%            4.66%           4.67%           4.55%         4.55%
 Net Loans                                           5.78%            5.76%           5.90%           6.09%         6.24%
    Total Interest-Earning Assets                    5.51%            5.50%           5.63%           5.76%         5.87%

Interest-Bearing Liabilities
 Total Deposits                                      2.19%            2.41%           2.87%           3.11%         3.17%
 Total Borrowings                                    3.62%            3.84%           4.06%           4.19%         4.16%
    Total Interest-Bearing Liabilities               2.55%            2.74%           3.14%           3.33%         3.34%

 Interest Rate Spread                                2.96%            2.76%           2.49%           2.43%         2.53%
 Net Interest Margin                                 3.27%            3.10%           2.87%           2.84%         2.97%
 Ratio of Interest-Earning Assets to
    Interest-Bearing Liabilities                     1.13x            1.14x           1.14x           1.14x         1.15x

Average YTD Balance
NET INTEREST MARGIN ANALYSIS

(Unaudited) (Dollars in thousands)                        September 30, 2008                           September 30, 2007
                                              ------------------------------------------    ----------------------------------------
                                                Average                      Average           Average                    Average
                                                Balance        Interest       Yield            Balance        Interest     Yield
                                              ------------------------------------------    ----------------------------------------
Interest-Earning Assets:
     Federal Funds Sold and
Other Short-Term Investments                 $    20,182     $      493          3.27    % $        5,561    $     225        5.40 %
     Investment Securities (1)                   354,656         10,860          4.08             377,502       11,664        4.12
     Securities Available for Sale               843,576         30,300          4.79             785,987       26,876        4.56
     Federal Home Loan Bank Stock                 38,200          2,072          7.25              30,029        1,738        7.74
     Net Loans (2)
Total Mortgage Loans                           2,933,316        124,406          5.66           2,795,469      125,315        5.98
Total Commercial Loans                           683,942         32,568          6.36             554,718       29,880        7.20
Total Consumer Loans                             627,642         27,932          5.93             625,299       29,061        6.21
                                              -------------                                 ---------------   ----------
Total Interest-Earning Assets                  5,501,514        228,631          5.54           5,174,565      224,759        5.80
                                                              ------------ --------------                     ---------- -----------
Non-Interest Earning Assets:
     Cash and Due from Banks                      80,175                                           89,151
     Other Assets                                783,790                                          774,700
                                              -------------                                 ---------------
Total Assets                                 $ 6,365,479                                   $    6,008,416
                                              =============                                 ===============

Interest-Bearing Liabilities:
     Demand Deposits                         $ 1,181,644         17,315          1.96    % $      787,590       14,152        2.40 %
     Savings Deposits                            961,161          7,830          1.09           1,207,087       14,757        1.63
     Time Deposits                             1,558,126         43,800          3.75           1,663,651       54,754        4.40
                                              -------------   ------------                  ---------------   ----------
Total Deposits                                 3,700,931         68,945          2.49           3,658,328       83,663        3.06

Total Borrowings                               1,136,553         32,577          3.83             785,636       24,501        4.17
                                              -------------   ------------                  ---------------   ----------
Total Interest-Bearing Liabilities             4,837,484        101,522          2.80           4,443,964      108,164        3.25
                                                              ------------ -------------                      ---------- -----------

Non-Interest Bearing Liabilities                 518,805                                          528,295
                                              -------------                                 ---------------
Total Liabilities                              5,356,289                                        4,972,259
Stockholders' Equity                           1,009,190                                        1,036,157
                                              -------------                                 ---------------
Total Liabilities & Stockholders'
Equity                                       $ 6,365,479                                   $    6,008,416
                                              =============                                 ===============

Net interest income                                          $  127,109                                      $ 116,595
                                                              ============                                    ==========

Net interest rate spread                                                         2.74    %                                    2.55 %
                                                                                 ====                                         ====
Net interest-earning assets                  $   664,030                                   $      730,601
                                              =============                                 ===============

Net interest margin (3)                                                          3.08    %                                    3.00 %
                                                                                 ====                                         ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.14  X                                          1.16 x

------------------------------------------------------------------------------------------------------------------------------------

(1)  Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.

(3)  Annualized net interest income divided by average interest-earning assets.

The following table summarizes the YTD net interest margin for the previous three years, inclusive.

                                                              Nine Months Ended
                                                   ----------------------------------------
                                                     9/30/08       9/30/07      9/30/06
 Interest-Earning Assets:
   Securities                                         4.64%         4.50%        4.26%
   Net Loans                                          5.81%         6.19%        5.98%
     Total Interest-Earning Assets                    5.54%         5.80%        5.51%

Interest-Bearing Liabilities:
   Total Deposits                                     2.49%         3.06%        2.34%
   Total Borrowings                                   3.83%         4.17%        3.78%
     Total Interest-Bearing Liabilities               2.80%         3.25%        2.64%

Interest Rate Spread                                  2.74%         2.55%        2.87%
Net Interest Margin                                   3.08%         3.00%        3.28%
Ratio of Interest-Earning Assets to
    Total Interest-Bearing Liabilities                1.14x         1.16x        1.19x
